CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Global Value Fund:

We consent to the use of our report dated June 18, 2012, with respect to the financial statements and financial highlights of Oppenheimer Global Value Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                              /s/ KPMG LLP
                                              KPMG LLP

Denver, Colorado

August 24, 2012